EXHIBIT 99.1
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

    Each of the undersigned officers of First Albany Companies Inc., a New York corporation (the "Company"), does hereby certify to such officer's knowledge that:

    The Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 the "Form 10-Q") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	8/13/02	/s/ George C. McNamee
George C. McNamee
Chief Executive Officer

Dated:	8/13/02	/s/ Alan P. Goldberg
Alan P. Goldberg
Co-Chief Executive Officer

Dated:>	8/13/02	/s/ Steven R. Jenkins
Steven R. Jenkins
Chief Financial Officers

        [The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10‑Q or as a separate disclosure document.]